SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: August 8, 2005

PAULA FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23181 (Commission File Number )	95-4640368 (I.R.S. Employer identification number)

PAULA FINANCIAL
87 East Green Street, Suite 206
Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

On August 8, 2005, PAULA Financial’s (the “Company’s”) Audit Committee appointed Stonefield Josephson, Inc. (“SJ”) as the Company’s new independent auditors. The transition to SJ will be effective immediately.

During the two most recent fiscal years and through the date hereof, neither the Company nor anyone on its behalf consulted SJ regarding those matters stated in Item 304(a)(2) of Regulation S-B, including but not limited to either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.” The registrant did not receive, and SJ did not provide, any written or oral advice that was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue prior to its engagement by the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2005                      PAULA FINANCIAL

                                  By: /s/ Deborah S. Maddocks
                       Vice President - Finance